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                                                                     Ex-99.k(2)

                       LICENSE AGREEMENT RELATING TO USE OF NAME

                AGREEMENT made as of the 14th day of September 1990, by,
            between MERRILL LYNCH & CO., INC., a Delaware corporation ("ML&Co."), and MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC., a Maryland corporation (the "Fund");

                                  W I T N E S S E T H

                WHEREAS, ML&CO. was incorporated under the laws of the State of Delaware on March 27, 1973 under the corporate name "Merrill Lynch & Co., Inc." and has used such name at all times thereafter;
                WHEREAS, ML&CO. was duly qualified as a foreign corporation under the laws of the State of New York on April 25, 1973 and has remained so qualified at all times thereafter;
                 WHEREAS, the Fund was incorporated under the laws of the
            state of Maryland on August 16, 1990; and
                 WHEREAS, the Fund desires to qualify as a. foreign
            corporation under the laws of the State of New York and the State of New Jersey, respectively, and has requested ML&CO. to give its consent to the use of the name "Merrill Lynch" in the Fund's corporate name.


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                 NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, ML&CO. and the Fund hereby agree as follows:
                 1. ML&CO. hereby grants the Fund a non-exclusive license to use the words "Merrill Lynch" in its corporate name.
                 2. ML&CO. hereby consents to the qualification of the Fund as a foreign corporation under the laws of the State of New York and the State of New Jersey, respectively, with the words "Merrill Lynch" in its corporate name and agrees to execute such formal consents as may be necessary in connection with such filing.
                 3. The non-exclusive license hereinabove referred to has
             been given and is given by ML&CO. on the condition that it may at any time, in its sole and absolute discretion, Withdraw the non-exclusive license to the use of the words "Merrill Lynch" in the name of the Fund; and, as soon as practicable after receipt by the Fund of written notice of the withdrawal Of such non-exclusive license, and in no event later than ninety days thereafter, the Fund will change its name so that such name will not thereafter include the words "Merrill Lynch" or any variation thereof.
                  4. ML&CO. reserves and shall have the right to grant to any other company, including without limitation, any other investment company, the right to use the words "Merrill Lynch" or variations




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            thereof in its name and no consent or permission of the Fund shall be necessary; but, if required by an applicable law of any state, the Fund will forthwith grant all requisite consents.
                5. The Fund will not grant to any other company the right
            to use a name similar to that of the Fund or ML&CO. without the written consent of ML&CO.
                6. Regardless of whether the Fund should hereafter change
            its name and eliminate the words "Merrill Lynch" or any variation thereof from such name, the Fund hereby grants to ML&CO. the right to cause the incorporation of other corporations or the organization of voluntary associations which may have names similar to that of the Fund or to that to which the Fund may change its name and to own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of the Fund's shareholders and the Securities and Exchange commission and subject to the payment of a reasonable amount to be determined at the time of use, and the Fund agrees to give and execute any such formal consents or agreements as may be necessary in connection therewith.
                 7. This Agreement may be amended at anytime by a writing
            signed by the parties hereto.






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                 IN WITNESS WHEREOF, the parties hereto have executed this
            Agreement as of the day and year first above written.


                                MERRILL LYNCH  & CO., INC.


                                 By /s/ [SIG]
                                       Executive Vice President



                                 MERRILL LYNCH HIGH INCOME MUNICIPAL BOND
                                   FUND, INC.


                                 By /s/ Arthur Zeikel
                                        President



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